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                           PORTFOLIO ADVISOR AGREEMENT


          Agreement, made this 12th day of October, 1995, among The Palladian Trust (the "Trust"), a Massachusetts business trust; and Palladian Advisors, Inc. (the "Manager"), a Delaware corporation; and Tremont Partners, Inc. (the "Portfolio Advisor"), a Connecticut corporation.

          WHEREAS, the Trust is a diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

          WHEREAS, the Manager is registered as an investment adviser under the Investment Advisers Act of 1940 and is engaged in the business of rendering consulting and other services with respect to financial services and products; and

          WHEREAS, the Portfolio Advisor is registered as an investment adviser under the Investment Advisers Act of 1940 and is engaged in the business of rendering consulting and other services with respect to financial services and products; and

          WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate portfolios with each such portfolio representing interests in a separate portfolio of securities and other assets; and

          WHEREAS, the Trust currently intends initially to issue shares of six portfolios designated as The Value Portfolio, The Growth Portfolio, The Balanced Opportunity Portfolio, The International Growth Portfolio, The Global Strategic Income Portfolio, and The Global Interactive/Telecomm Portfolio (collectively, the "Fulcrum Portfolios"); and

          WHEREAS, the Trust may establish additional portfolios with respect to which the Manager desires to retain the Portfolio Advisor to render management services hereunder and with respect to which the Portfolio Advisor is willing to do so (those portfolios plus the Fulcrum Portfolios are collectively referred to as the "Portfolios"); and

          WHEREAS, the Trust desires to avail itself of the services of the Manager for the provision of advice with respect to the selection and monitoring of portfolio managers for the Portfolios and for the provision of other services for the Trust; and

          WHEREAS, the Manager desires to avail itself of the services of the Portfolio Advisor to assist it in providing services to the Trust; and

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          WHEREAS, the Portfolio Advisor is willing to render such assistance to the Manager.

          Therefore, the parties agree as follows:

     1. APPOINTMENT. The Manager hereby appoints the Portfolio Advisor to provide consulting services with respect to the Fulcrum Portfolios for the period and on the terms set forth in this Agreement. The Portfolio Advisor accepts such appointment and agrees to render the services described herein for the compensation provided in paragraph 11. In the event the Trust establishes one or more portfolios other than the Fulcrum Portfolios with respect to which the Manager desires to retain the Portfolio Advisor to render consulting services pursuant to this Agreement, the Manager shall so notify the Portfolio Advisor in writing. If the Portfolio Advisor is willing to render such services it shall so notify the Manager in writing, whereupon such portfolio shall become a Portfolio as that term is used in this Agreement.

     2. SERVICES OF THE PORTFOLIO ADVISOR. Subject to the supervision of the Manager, the Portfolio Advisor shall provide the following consulting services with respect to the Portfolios:

          (a) The Portfolio Advisor shall analyze and recommend for consideration investment advisory firms to be retained by the Trust to provide day-to-day investment management of the Portfolios (the "Portfolio Managers").

          (b) The Portfolio Advisor shall continually monitor and evaluate the performance of the Portfolio Managers and assist the Manager in fulfilling its obligation to make recommendations to the Board of Trustees concerning the renewal or termination of agreements with Portfolio Managers, although the Portfolio Advisor is not authorized to make determinations with respect to the investment of a Portfolio's assets or the purchase or sale of securities or other investments for a Portfolio.

          (c) The Portfolio Advisor shall provide the Manager and Board of Trustees of the Trust (the "Board") such periodic and special reports as the Manager or Board may reasonably request.

          (d) The Portfolio Advisor shall make its officers and employees available to the Board, the officers of the Trust, and the officers and directors of the Manager for consultation and discussions regarding the management of the Trust.

     3. EMPLOYEES. In rendering the services required under this Agreement, the Portfolio Advisor may, from time to time, employ such person or persons as it believes necessary to assist it in carrying out its obligations under this Agreement. The

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Portfolio Advisor shall be responsible for making reasonable inquiries and for reasonably ensuring that no employee of the Portfolio Advisor:

          (a) has been convicted, in the last ten (10) years, of any felony or misdemeanor arising out of conduct involving embezzlement, fraudulent conversion, or misappropriation of funds or securities, or involving violations of Sections 1341, 1342, or 1343 of Title 18, United States Code; or

          (b) has been found by any state regulatory authority, within the last ten (10) years, to have violated or to have acknowledged violation of any provision of any state insurance law involving fraud, deceit, or knowing misrepresentation; or

          (c) has been found by any federal or state regulatory authorities, within the last ten (10) years, to have violated or to have acknowledged violation of any provisions of federal or state securities laws involving fraud, deceit, or knowing misrepresentation; or

          (d) is ineligible by reason of Section 9 of the 1940 Act to serve as an employee of an investment adviser to an investment company.

     4. CONFORMITY WITH APPLICABLE LAW. The Portfolio Advisor, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Trust's registration statement under the Securities Act of 1933 and the 1940 Act as filed with the Securities and Exchange Commission ("SEC") and amended from time to time (the "Registration Statement") and with the instructions and directions of the Board or the Manager and will conform to, and comply with, the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

     5. EXCLUSIVITY. For purposes of this paragraph, a "Fund" means a registered investment company or a portfolio of a registered series investment company. The services of the Portfolio Advisor under this Agreement are deemed exclusive with respect to advising a Fund (or an adviser to a Fund) (1) which serves as the underlying investment vehicle for variable life insurance policies and/or variable annuity contracts and (2) which pays its adviser(s) fees based on investment performance ("performance-based fees"). As long as this Agreement is in effect, neither the Portfolio Advisor nor its affiliates may serve as an adviser or consultant to a Fund (or an adviser to a Fund) (1) which serves as the underlying investment vehicle for variable life insurance policies and/or variable annuity contracts and (2) which pays performance-based fees to some or all of its advisers. The services of the Portfolio Advisor under this Agreement are also deemed exclusive with respect to advising

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a Fund (or an adviser to a Fund) (1) which serves as the underlying investment vehicle for variable life insurance policies and/or variable annuity contracts and (2) shares of which are purchased by one or more of its advisers. As long as this Agreement is in effect, neither the Portfolio Advisor nor its affiliates may serve as an adviser or consultant to a Fund (or an adviser to a Fund) (1) which serves as the underlying investment vehicle for variable life insurance policies and/or variable annuity contracts and (2) shares of which are purchased by one or more of its advisers. Notwithstanding the foregoing exclusivity, nothing in this Agreement shall prevent the Portfolio Advisor (or its affiliates) from engaging in the following activities, provided that the Portfolio Advisor's services to the Portfolio are not impaired thereby: (1) serving as adviser or consultant to a Fund (or an adviser to a Fund) which does not serve as the underlying investment vehicle for variable life insurance policies and/or variable annuity contracts; or (2) serving as adviser or consultant to a Fund (or an adviser to a Fund) which does not pay any of its advisers a performance-based fee and shares of which are not purchased by one or more of its advisers, whether or not it serves as the underlying investment vehicle for variable life insurance policies and/or variable annuity contracts; or (3) serving as an adviser or consultant with respect to a portfolio which is not registered as an investment company under the 1940 Act (and is not a portfolio of a registered series investment company), whether or not that portfolio serves as the underlying investment vehicle for privately-placed variable life insurance policies and/or variable annuity contracts.

     6. DOCUMENTS. The Manager has delivered copies of each of the following documents to the Portfolio Advisor and will deliver to it all future amendments and supplements thereto, if any:

          (a)  the Trust's Declaration of Trust and its by-laws;

          (b)  the Registration Statement; and

          (c) the prospectus and statement of additional information of the Trust as currently in effect and as amended and supplemented from time to time.


     7. RECORDS. The Portfolio Advisor agrees to maintain and to preserve records relating to the Trust as required by the 1940 Act. The Portfolio Advisor further agrees that all records which it maintains for the Manager are the property of the Manager and it will promptly surrender any such records upon request by the Manager or the Trust.

     8. DISCLOSURE BY PORTFOLIO ADVISOR. The Portfolio Advisor will not disclose or use any records or information obtained pursuant to this Agreement (excluding investment research and

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investment advice) in any manner whatsoever except as required to carry out its duties under this Agreement, and will keep confidential any information obtained pursuant to this Agreement, and disclose such information only if the Manager has authorized such disclosure, or if such disclosure is expressly required by applicable federal or state law or regulations or regulatory authorities having the requisite authority.

     9. DISCLOSURE ABOUT PORTFOLIO ADVISOR. The Portfolio Advisor has reviewed pre-effective amendment number 1 to the Trust's registration statement and represents and warrants that, with respect to the disclosure relating to the Portfolio Advisor, such pre-effective amendment contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The Portfolio Advisor further represents and warrants that it is a duly registered investment adviser under the Investment Advisers Act of 1940 and a duly registered investment adviser in all states in which the Portfolio Advisor is required to be registered.

     10. EXPENSES. During the term of this Agreement, the Portfolio Advisor will pay all expenses incurred by it in connection with its activities under this Agreement, including all rent and other expense involved in providing office space and equipment required by the Portfolio Advisor and the salaries and expenses of all personnel of the Portfolio Advisor. The Portfolio Advisor further agrees to pay all salaries, fees and expenses of any officer or trustee of the Trust who is an officer, director or employee of the Portfolio Advisor or any of its affiliates. Nothing in this Agreement shall require the Portfolio Advisor to bear the following expenses:

          (a)  Fees of the Manager and the Portfolio Managers;

          (b) Charges for all audits by the Trust's independent public accountants;

          (c) Charges of the Trust's transfer agent, registrar, and/or dividend disbursing agent;

          (d)  Charges of the Trust's custodian and/or accountant;

          (e) Costs of obtaining quotations for calculating the value of each Portfolio's net assets;

          (f)  Costs of maintaining the Trust's tax records;

          (g) Salaries and other compensation of any of the Trust's executive officers and employees, if any, who are not

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officers, directors, or employees of the Portfolio Advisor or any of its affiliates;

          (h)  Taxes levied against the Trust;

          (i) Brokerage fees and commissions in connection with the purchase and sale of portfolio securities for the Trust;

          (j)  Costs, including the interest expense, of borrowing by the Trust;

          (k) Costs and/or fees incident to meetings of the Trust's shareholders, the preparation and mailings of prospectuses, reports, proxy statements and other communications by the Trust to its shareholders, the filing of reports with regulatory bodies, the maintenance of the Trust's existence, and the registration of shares with federal and state securities or insurance authorities;

          (l) The Trust's legal fees, including the legal fees related to the registration and continued qualification of the Trust's shares for sale;

          (m) Costs of printing stock certificates representing shares of the Trust;

          (n) Trustees' fees and expenses of Trustees who are not officers, directors, or employees of the Portfolio Advisor or any affiliates;

          (o) Trust's pro rata portion of the fidelity bond required by Section 17(g) of the 1940 Act, or other insurance premiums;

          (p) Membership dues for any association of which the Trust is a member;

          (q) Extraordinary expenses of the Trust as may arise, including expenses incurred in connection with litigation, proceedings, other claims against the Trust (unless the Portfolio Advisor is responsible for such expenses under paragraph 9 of this Agreement), and the legal obligations of the Trust to indemnify its trustees, officers, employees, shareholders, distributors, and agents with respect to such claims; and

          (r) Organizational and offering expenses of the Trust and, if applicable, reimbursement (with interest) of underwriting discounts and commissions.

     11. COMPENSATION. For the services provided and the expenses borne by the Portfolio Advisor pursuant to this Agreement, the Manager (not the Trust or a Portfolio) will pay

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the Portfolio Advisor a monthly fee equal to 32.5% of the advisory fee received by the Manager from the Trust for that month; provided, however, that the Portfolio Advisor's fee will be capped at 0.32% of the Portfolios' average daily net assets for the previous 12 months (including the month for which the fee is being calculated). The Manager shall pay this monthly fee to the Portfolio Advisor as soon as practicable after the Trust pays the Manager.

     12. LIABILITY AND INDEMNIFICATION. The Portfolio Advisor, the Manager and the Trust each may rely on information reasonably believed by it to be accurate and reliable. The Portfolio Advisor shall not be liable to the Trust or its shareholders for any loss suffered by the Trust as the result of any negligent act or error of judgment of the Portfolio Advisor in connection with the matters to which this Agreement relates, except a loss resulting from a breach by the Portfolio Advisor of its fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. The Trust shall indemnify the Portfolio Advisor and hold it harmless from all cost, damage and expense, including reasonable expenses for legal counsel, incurred by the Portfolio Advisor resulting from actions for which it is relieved of responsibility by this paragraph. The Portfolio Advisor shall indemnify the Trust and hold it harmless from all cost, damage and expense, including reasonable expenses for legal counsel, incurred by the Trust resulting from (i) a breach by the Portfolio Advisor of its fiduciary duty with respect to compensation for services paid by the Trust (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act);
(ii) willful misfeasance, bad faith or gross negligence by the Portfolio Advisor in the performance of its duties under this Agreement; or (iii) reckless disregard by the Portfolio Advisor of its obligations and duties under this Agreement.

     13. CONTINUATION AND TERMINATION. This Agreement shall take effect on the date first written above, and shall continue in effect, unless sooner terminated as provided herein, for two years from such date and shall continue from year to year thereafter with respect to each Portfolio so long as such continuance is specifically approved at least annually (i) by the vote of a majority of the Board of Trustees; or (ii) by vote of a majority of the outstanding voting shares of the Portfolio; provided, further, in either event that continuance is also approved by the vote of a majority of the Board of Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of the Trust, Manager, or Portfolio Advisor, cast in person

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at a meeting called for the purpose of voting on such approval.  Any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of a Portfolio shall be effective to continue this Agreement with respect to such Portfolio notwithstanding (i) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Portfolio or (ii) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Trust, unless such approval shall be required by any other applicable law or otherwise. This Agreement may be terminated (i) by the Trust at any time, without the payment of any penalty, by vote of a majority of the entire Board of Trustees or by a vote of a majority of the outstanding voting shares of the Trust, or with respect to a Portfolio, by vote of a majority of the outstanding voting shares of such Portfolio, on sixty (60) days' written notice to the Manager and the Portfolio Advisor,
(ii) by the Manager at any time, without the payment of any penalty, on ninety
(90) days' written notice to the Trust and the Portfolio Advisor, or (iii) by the Portfolio Advisor at any time, without the payment of any penalty, on ninety
(90) days' written notice to the Trust and the Manager. This Agreement will automatically and immediately terminate in the event of its "assignment" (as defined in the 1940 Act).

     14. INDEPENDENT CONTRACTOR. The Portfolio Advisor shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Manager from time to time, have no authority to act for or represent the Manager in any way or otherwise be deemed its agent. Furthermore, unless otherwise expressly provided herein or authorized by the Board, the Portfolio Manager shall have no authority to act for or represent the Trust in any way or otherwise be deemed its agent.

     15. USE OF NAME. It is understood that the words "Palladian" and "Fulcrum Fund," any derivative thereof and any design associated with those words (collectively, the "Words and Designs") are the valuable property of the Manager, and that the Portfolio Advisor shall have the right to use the Words and Designs only with the approval of the Manager. Upon termination of this Agreement, the Portfolio Advisor shall promptly discontinue all use of the Words and Designs.

     16. SALES LITERATURE. The Manager agrees to furnish to the Portfolio Advisor all sales literature which refers to the Portfolio Advisor prior to use thereof and not to use such sales literature if the Portfolio Advisor reasonably objects in writing five business days (or such other time as may be mutually agreed) after receipt thereof. Sales literature may be furnished to the Portfolio Advisor by first class mail, overnight delivery service, facsimile transmission equipment, or hand delivery.

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     17.  NOTICE.  Notices of any kind to be given to the Trust shall be in writing and shall be duly given if sent by first class mail or delivered to the Trust at 4225 Executive Square, Suite 355, La Jolla, CA 92037, or at such other address or to such individual as shall be specified by the Trust (with proper notice to the Manager and the Portfolio Advisor). Notices of any kind to be given to the Manager shall be in writing and shall be duly given if sent by first class mail or delivered to 4225 Executive Square, Suite 355, La Jolla, CA 92037 or at such other address or to such individual as shall be specified by the Manager (with proper notice to the Trust and the Portfolio Advisor).
Notices of any kind to be given to the Portfolio Advisor shall be in writing and shall be duly given if sent by first class mail or delivered to One Corporate Center at Rye, 555 Theodore Fremd Avenue, Rye, NY 10580 or at such other address or to such individual as shall be specified by the Portfolio Advisor (with proper notice to the Trust and the Manager).

     18. OBLIGATION. A copy of the Trust's Agreement and Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. Notice is hereby given that this Agreement has been executed on behalf of the Trust by a trustee of the Trust in his or her capacity as trustee and not individually. The obligations of this Agreement shall only be binding upon the assets and property of the Trust and shall not be binding upon any trustee, officer, or shareholder of the Trust individually.

     19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

     20. APPLICABLE LAW. This Agreement shall be governed by the laws of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, or any rules or order of the SEC thereunder.

     21. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

     22. CAPTIONS. The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

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          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below on the day and year first above written.


                              The Palladian Trust



__________________________    By:______________________
     Witness                     H. Michael Schwartz
                                 President




                              Palladian Advisors, Inc.



______________________        By:______________________
     Witness                     H. Michael Schwartz
                                 President




                              Tremont Partners, Inc.



______________________        By:______________________
     Witness                     Name:
                                 Title: